EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                 AND AMENDMENTS




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                                AMENDED ARTICLES
                                OF INCORPORATION
                       OF ALLIANCE HEALTH ENTERPRISES INC.

Pursuant to the provisions of Chapter 78 et Seq. Of the Nevada Revised statutes, the undersigned corporation adopts the following article of amendment to its Articles of Incorporation:

Amendment II

FIRST Article I, of the Articles of Incorporation as now filed is stricken in its entirety and the following Article I substituted therefor as if it had been a part of the original Articles of Incorporation;

                                   ARTICLE I

The complete name of the Corporation is Alliance Technologies, Inc.

SECOND: The date of adoption of this amendment by the shareholders of this corporation is September 6 1996.

THIRD: The number of shares of the corporation outstanding at the time of adoption of this amendment was 100,000, and the number of shares entitled to vote thereon was 100,000. All 100,000 shares are of the same class.

FOURTH: The number of outstanding shares voted for amendment of Article I was 70,000 and the number of shares voted against amendment was zero.

IN WITNESS WHEREOF the undersigned, President and Secretary of the Corporation have executed this agreement to the Articles of Incorporation this 17th day of April, 1997.


        /s/  Gene Manning                    /s/  Martha Kreider
        -----------------------              -------------------------
        Gene Manning, President              Martha Kreider, Secretary



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                                AMENDED ARTICLES
                                OF INCORPORATION
                       OF ALLIANCE HEALTH ENTERPRISES INC.

Pursuant to the provisions of Chapter 78 et Seq. Of the Nevada Revised statutes, the undersigned corporation adopts the following article of amendment to its Articles of Incorporation:

Amendment I

FIRST: Article IV, of the Articles of Incorporation as now filed is stricken in its entirety and the following Article IV substituted therefor as if it had been part of the original Articles of Incorporation;

                                   ARTICLE IV

The number of shares which the Corporation shall have the authority to issue is 10,000,000 shares which shall be designated Common stock with a par value of $.001 per share.

SECOND: the date of adoption of this amendment by the shareholders of this corporation is: September 6, 1996.

THIRD: The number of shares of the corporation outstanding at the time of adoption of this amendment was 100,000, and the number of shares entitled to vote thereon was 100,000. All 100,000 shares are of the same class.

FOURTH: The number of outstanding shares voted for amendment of Article IV was 70,000 and the number of shares voted against amendment was zero.

IN WITNESS WHEREOF the undersigned, President and Secretary of the Corporation have executed this agreement to the Articles of Incorporation this 16th day of February, 1997.

         /s/  Gene Manning                /s/  Martha Kreider
         -----------------------          -------------------------
         Gene Manning, President          Martha Kreider, Secretary



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                                    ARTICLES
                                       OF
                                  INCORPORATION
                                       OF
                        ALLIANCE HEALTH ENTERPRISES INC.

                                    ARTICLE I

The Complete name of the Corporation is to be:

                        ALLIANCE HEALTH ENTERPRISES INC.

                                   ARTICLE II

Its principal office in the state of Nevada is to be located at 1200 South Eastern Avenue, in the City of Las Vegas, County of Clark. The registered agent in charge thereof is Kelly H. Swanson, Esq.

                                  ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation laws of Nevada.
                                   ARTICLE IV

The total amount of authorized capital stock of this Corporation is 100,000 shares having a par value of $.01 per share. Each share shall be entitled to the same dividend, liquidations, and voting rights.

                                   ARTICLE V

The members of the governing board of this Corporation shall be styled directors and the number thereof at the inception of this Corporation shall be one (1). The Directors need not be Shareholders of this Corporation, nor residents of the State of Nevada. The number of Directors may from time to time be increased or decreased in such manner as shall be provided for by the By-Laws of this Corporation. The name and post office address of the first Board of Directors who shall hold office until his successor is duly elected, is as follows:

        Name                                Address

        Michael J. Anthony                  1200 S. Eastern Avenue
                                            Las Vegas, Nevada  90104


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                                   ARTICLE VI

The Capital Stock of this Corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this Corporation.

                                   ARTICLE VII

The name and address of the Incorporator signing these Articles of incorporation is as follows:

          Name                               Address

          Michael J. Anthony                 1200 S. Eastern Avenue
                                             Las Vegas, Nevada  90104

                                  ARTICLE VIII

The period of duration of this Corporation shall be perpetual unless otherwise amended by the Shareholders.

                                   ARTICLE IX

The Directors shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital and to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the property and franchise of this Corporation.

With the consent in writing, and pursuant to a vote of the majority of the holders of the capital stock issued and outstanding, the Directors shall have the authority to dispose of , in any manner, the whole property of this Corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them shall be open to the inspection of the Shareholders; and no shareholder shall have any right of inspection of any account book, or document of this Corporation, except as conferred by the law or By-Laws or by resolution of the Shareholders.

The Shareholders and directors shall have the power to hold meetings and to keep the books, documents and papers of the Corporation outside of the State of Nevada, at such places as may be from time to time designated by the By-Laws or by resolution of the Shareholders and Directors, except as otherwise required by the laws of Nevada.

It is the intention that the objects, purposes and powers specified in
Article III hereof shall, except where otherwise specified in Article III, be nowise limited or restricted by reference to or inference from the terms of any other clause or Article in this Certificate of Incorporation, but that the object, purpose and powers specified in Article III and each of the clauses or Articles of this Charter shall be regarded as independent objects purposes, and powers.


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                                    ARTICLE X

After the formation of this Corporation, each Shareholder shall be entitled to purchase and/or subscribe for the number of shares of this Corporation which may hereafter be authorized and issued for money. Each Shareholder shall have the same rights as any individual to purchase said stock, but shall not have any pre-emptive rights as that term is defined under NRS 78.265.

IN WITNESS WHEREOF, I, the undersigned constituting the sole incorporator and intended Shareholder, being less than three Shareholders, for the purpose of forming a Corporation under the laws of the state of Nevada, do make, file and record these Articles of Incorporation, and do certify that the facts herein are true and I have accordingly hereunto set my hand this 3rd day of May 1988.


                                          Michael J. Anthony


                                          Incorporator


COUNY OF ORANGE     )
                    ) SS
STATE OF CALIFORNIA )

On this 3rd day of May 1988 before me, a Notary Public in and for said
County and State, personally appeared Michael J. Anthony Known to me to be the person whose name is subscribed to the foregoing instrument, who duly acknowledged to me that he executed the same for the purpose therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in said County and State this 3rd day of May 1988.

                                        By: /s/ Marion S. Tirtlot
                                          -----------------------
                                            Notary Public

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